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                                                                    Exhibit 4(c)


                                SECOND AMENDMENT


                  SECOND AMENDMENT, dated as of October 30, 2000 ("Amendment"), to the Credit Agreement (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), dated as of July 28, 1998, among MITCHELL ENERGY & DEVELOPMENT CORP., a Texas corporation (the "Borrower"), the lenders from time to time party thereto (the "Lenders"), THE CHASE MANHATTAN BANK, as Administrative Agent, PNC BANK, NATIONAL ASSOCIATION, as Syndication Agent, and "BANK OF AMERICA, N.A. (formerly, NationsBank, N.A.), as Documentation Agent.

                                  WITNESSETH:

                  WHEREAS, the Borrower, the Lenders and the Agents are parties to the Credit Agreement; and

                  WHEREAS, the Borrower has requested that the Agents and the Lenders agree to amend certain definitions in the Credit Agreement as a result of its change to a fiscal year that will correspond to the calendar year, such change to be effective September 30, 2000; and

                  WHEREAS, the Agents and the Lenders are willing to amend such provisions of the Credit Agreement, but only upon the terms and subject to the conditions set forth herein;

                  NOW, THERFORE, in consideration of the premises and mutual agreements contained herein, the parties hereto agree as follows:


                              SECTION I. AMENDMENT

                  1.1 Defined Terms. Unless otherwise defined herein, capitalized terms which are defined in the Credit Agreement are used herein as defined therein.

                  1.2 Amendment to Section 1.1 (Defined Terms). Section 1.1 is hereby amended by deleting the definitions of "Fee Payment Date," "Fiscal Year" and "Interest Payment Date" therein and substituting in lieu thereof the following new definitions:

                  "Fee Payment Date": means the last day of each December, March, June and September.

                  "Fiscal Year": means the period of 12 consecutive calendar months commencing on (and including) January 1 and ending on (and including) the next following December 31. Each quarter of a Fiscal Year is hereinafter referred to as a "fiscal quarter".

                  "Interest Payment Date": means (a) as to the ABR Rate Loans, the last day of each December, March, June and September commencing on the first of such days to occur after an ABR Rate Loan is made or Eurodollar Loans are converted to ABR Rate Loans, (b) as to any Eurodollar Loan having an Interest Period of three months or less the

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         last day of each Interest Period with respect thereto, (c) as to any
         Eurodollar Loan in respect of which a Borrower has selected an Interest Period longer than three months each day which is three months or a whole multiple thereof, from the first day of such Interest Period and the last day of such Interest Period, and (d) the date of each prepayment as to the principal amount prepaid.


                            SECTION II. MISCELLANEOUS

                  2.1 Conditions to Effectiveness of Amendment. This Amendment shall become effective as of the date first set forth above upon the Administrative Agent having received counterparts of the Amendment duly executed and delivered by the Borrower, the Administrative Agent and the Lenders in accordance with Section 9.3 of the Credit Agreement.

                  2.2 Representations and Warranties. The Borrower represents and warrants to each Lender that as of the effective date of this
Amendment: (a) the representations and warranties made by the Borrower in the Credit Documents are true and correct in all material respects on and as of the date hereof (except to the extent that such representations and warranties are expressly stated to relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date); and (b) no Default of Event of Default shall have occurred and be continuing as of the date hereof.

                  2.3 Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Amendment signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

                  2.4 Continuing Effect; No Other Amendments. Except to the extent expressly stated herein, all of the terms and provisions of the Credit Agreement and the other Credit Documents are and shall remain in full force and effect. This Amendment shall constitute a Credit Document.

                  2.5 Payment of Expenses. The Borrower agrees to pay and reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and reasonable expenses incurred to date in connection with this Amendment and the other Credit Documents, including, without limitation, the reasonable fees and disbursements of legal counsel to the Administrative Agent.


                  2.6 GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

      [Remainder of Page Intentionally Left Blank - Signature Page Follows]

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

                                MITCHELL ENERGY & DEVELOPMENT CORP.


                                By:
                                   --------------------------------------------
                                    Name:
                                    Title:


                                THE CHASE MANHATTAN BANK., as Administrative
                                        Agent, an Issuing Lender and a Lender


                                By:
                                   --------------------------------------------
                                   Name:
                                   Title:


                                BANK OF AMERICA, N.A. (formerly, NationsBank,
                                        N.A.), as Documentation Agent and as a
                                        Lender


                                By:
                                   --------------------------------------------
                                   Name:
                                   Title:


                                PNC BANK, NATIONAL ASSOCIATION, as Syndication
                                        Agent and as a Lender


                                By:
                                   --------------------------------------------
                                   Name:
                                   Title:



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                                CHASE MANHATTAN BANK DELAWARE, as an Issuing
                                        Lender


                                By:
                                   --------------------------------------------
                                   Name:
                                   Title:


                                BANK ONE, TEXAS, N.A., as a Lender


                                By:
                                   --------------------------------------------
                                   Name:
                                   Title:


                                ABN AMRO BANK N.V., HOUSTON AGENCY, as a Lender


                                By:
                                   --------------------------------------------
                                   Name:
                                   Title:


                                By:
                                   --------------------------------------------
                                   Name:
                                   Title:


                                BANK OF TOKYO-MITSUBISHI, LTD., HOUSTON AGENCY,
                                        as a Lender


                                By:
                                   --------------------------------------------
                                   Name:
                                   Title:


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                                WELLS FARGO BANK (TEXAS), NATIONAL ASSOCIATION,
                                        as a Lender


                                By:
                                   --------------------------------------------
                                   Name:
                                   Title:


                                THE BANK OF NOVA SCOTIA, as a Lender


                                By:
                                   --------------------------------------------
                                   Name:
                                   Title:






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